EXHIBIT 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

OF SAPPHIRE INDUSTRIALS CORP.

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

I, Donald G. Drapkin, Chief Executive Officer and President of Sapphire Industrials Corp. (the “Company”), hereby certify that the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”), fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 24, 2008

/s/ Donald G. Drapkin
Donald G. Drapkin Chairman, Chief Executive Officer and President